Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Cabaletta Bio, Inc. 2019 Stock Option and Incentive Plan of our report dated March 21, 2024, with respect to the financial statements of Cabaletta Bio, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

March 21, 2024